UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

THE KEYW HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34891 (Commission File Number)	27-1594952 (IRS Employer Identification No.)

7740 Milestone Parkway, Suite 400
Hanover, Maryland 21076
(Address of principal executive offices) (Zip Code)

(443) 733-1600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, The KEYW Holding Corporation (the “Company”) accepted the resignation of Leonard Moodispaw as President and Chief Executive Officer of the Company and as Chairman of the Board of Directors (“Board”) of the Company effective immediately. Mr. Moodispaw will continue to serve as a director of the Board and as Special Advisor to the President and Chief Executive Officer.

Effective May 27, 2015, The KEYW Corporation, a wholly-owned subsidiary of the Company, entered into an amendment to Mr. Moodispaw’s Employment Agreement, dated June 16, 2010, as amended. Pursuant to such amendment, Mr. Moodispaw became a Special Advisor to the President and Chief Executive Officer to The KEYW Corporation. No other changes were made to Mr. Moodispaw’s employment agreement.

Also in connection with Mr. Moodispaw’s resignation, on May 26, 2015, the Board appointed Mark A. Willard as the interim President and Chief Executive Officer of the Company, effective May 27, 2015. In accordance with the Company’s bylaws, the number of directors constituting the full Board was increased to nine (9) and Mr. Willard was elected as a director. Effective May 27, 2015, The KEYW Corporation entered into an amendment to Mr. Willard’s Employment Agreement, dated June 16, 2010, as amended. Pursuant to such amendment, Mr. Willard became interim President and Chief Executive Officer to The KEYW Corporation. No other changes were made to Mr. Willard’s Employment Agreement.

Prior to his appointment as interim President and Chief Executive Officer, Mr. Willard, 55, served as the Chief Operating Officer (“COO”) of KEYW since its founding in August of 2008. As COO, he was responsible for ensuring that the goals for revenue and profit were met and assisted the CEO in formulating current and long-range plans, objectives and policies. As COO, he provided leadership to senior management related to organization, business development and financial management and ensured a clarity of objectives and focus for senior managers and operations personnel. He has over 30 years of multi-disciplined management experience related to systems development, operation and life cycle support. Mr. Willard has played a key role in building an engineering capability from the ground up at four companies focused on supporting the Intelligence Community. After eight years of military service he joined ManTech and served as the Vice President of Columbia, MD Operations, responsible for building the company from 30 to over 300 personnel providing engineering services to the National Security Agency. He transitioned to Windermere in 1998. As one of Windermere’s first employees, he helped build a well-established engineering development and systems integration company. Windermere was acquired by Essex Corporation in 2005 and Mr. Willard remained at the company and served as the Vice President of the Engineering & Technology Sector. When Essex Corporation was acquired by Northrop Grumman, Mr. Willard continued to build the Engineering & Technology Sector and was responsible for over 400 personnel providing services to the major Intelligence Community agencies, as well as special military. Mr. Willard served at Northrop Grumman in this capacity until his employment with KEYW in 2008. Mr. Willard has a Bachelor of Science degree in Management Sciences and has completed coursework toward a Master of Science degree in Technology Management at the University of Maryland.

Mr. Willard is not expected to be appointed to any standing committees of the Board.

On May 26, 2015, the Board appointed Ms. Caroline Pisano as, a non-executive Chairman of the Board.

Exhibit Number	Description
99.1	Press Release, dated May 27, 2015, announcing the retirement of Leonard Moodispaw as Chairman and Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KEYW HOLDING CORPORATION
(Registrant)

/s/ Philip L. Calamia
DATE: June 1, 2015	Philip L. Calamia
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated May 27, 2015, announcing the retirement of Leonard Moodispaw as Chairman and Chief Executive Officer.